As filed with the Securities and Exchange Commission on May 20, 2019

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SeaWorld Entertainment, Inc.

(Exact name of registrant as specified in its charter)

Delaware	27-1220297
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

9205 South Park Center Loop, Suite 400

Orlando, Florida 32819

(407) 226-5011

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

G. Anthony (Tony) Taylor, Esq.

Chief Legal Officer, General Counsel and Corporate Secretary

9205 South Park Center Loop, Suite 400

Orlando, Florida 32819

(407) 226-5011

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Igor Fert, Esq.

Simpson Thacher & Bartlett LLP

425 Lexington Avenue New York, NY 10017

Telephone: (212) 455-2000

Facsimile: (212) 455-2502

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)
Common Stock, par value $0.01 per share	19,452,063(3)	$26.42	$513,923,504.46	$62,287.53

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended, the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)

Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low per share prices of the Registrant’s Common Stock as reported on the New York Stock Exchange on May 14, 2019.

(3)	Represents the resale of up to 19,452,063 shares of common stock currently owned by selling stockholders named herein.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion. Dated May 20, 2019.

Prospectus

19,452,063 Shares

SeaWorld Entertainment, Inc.

Common Stock

The selling stockholders may offer and sell from time to time up to 19,452,063 shares of our common stock, par value $0.01 per share (“common stock”).

Our registration of the shares of common stock covered by this prospectus does not mean that any selling stockholders will offer or sell any of the shares. Each time our common stock is offered pursuant to this prospectus, we will provide a prospectus supplement and attach it to this prospectus and may also provide you with a free writing prospectus. The prospectus supplement and any free writing prospectus will contain more specific information about the offering and the shares of our common stock being offered, including the names of any selling stockholders and the prices of the sales of those shares of our common stock. The prospectus supplement or free writing prospectus may also add, update or change information contained in or incorporated by reference into this prospectus. This prospectus may not be used to offer or sell our common stock without a prospectus supplement describing the method and terms of the offering.

The selling stockholders may sell the shares of our common stock covered by this prospectus directly, to or through underwriters, to other purchasers and/or to or through agents. The selling stockholders may sell the shares of our common stock covered by this prospectus through public or private transactions at fixed prices, at market prices prevailing at the time of sale, at varying prices determined at the time of sale or at privately negotiated prices. For additional information on the method of sale, you should refer to the section entitled “Plan of Distribution.” If any agents, dealers or underwriters are involved in the sale of our common stock offered by this prospectus and any prospectus supplement, their names, and any applicable purchase price, fee, commission or discount arrangement between or among us, the selling stockholders and them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.

You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our common stock.

Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “SEAS.” On May 17, 2019, the closing price of our common stock on the NYSE was $26.96 per share.

Investing in our securities involves risks. You should carefully consider the risks described under “Risk Factors” in Item 1A of our most recent Annual Report on Form 10-K and Item 1A of any subsequently filed Quarterly Reports on Form 10-Q (which documents are incorporated by reference herein), as well as the other information contained or incorporated by reference in this prospectus or in any prospectus supplement hereto before making a decision to invest in our securities. See “Where You Can Find More Information” and “Incorporation by Reference” below.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2019.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”), using the “shelf” registration process. Under this shelf registration process, the selling stockholders may, from time to time, sell common stock described in this prospectus in one or more offerings. Additionally, under the shelf registration process, each time our common stock is offered pursuant to this prospectus, we will provide a prospectus supplement, and may also provide you with a free writing prospectus, that will contain more specific information about the offering by one or more selling stockholders. The prospectus supplement may also add, update or change information contained in or incorporated by reference into this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. Additionally, information that we file later with the SEC will automatically update and supersede this information. You should read both this prospectus and any accompanying prospectus supplement together with the additional information described under the heading “Incorporation by Reference” and “Where You Can Find More Information.”

This prospectus does not contain all of the information set forth in the registration statement, portions of which we have omitted as permitted by the rules and regulations of the SEC. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete. You should refer to the copy of each contract or document filed as an exhibit to, or incorporated by reference in, the registration statement for a complete description.

THIS PROSPECTUS MAY NOT BE USED TO SELL ANY SHARES OF OUR COMMON STOCK UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

You should rely only on the information contained in or incorporated by reference in this prospectus and any applicable prospectus supplements. Such documents contain important information you should consider when making your investment decision. We have not authorized anyone to provide you with additional or different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it. The selling stockholders are not offering to sell or seeking offers to buy shares of our common stock in any jurisdictions in which offers and sales are not permitted, or to anyone to whom it is unlawful to make an offer.

Neither the delivery of this prospectus or any prospectus supplement nor any sale made using this prospectus or any prospectus supplement implies that there has been no change in our affairs or that the information in this prospectus or any applicable prospectus supplement is correct as of any date after their respective dates. You should assume that the information in this prospectus is accurate only as of the date on the cover page, regardless of the time of delivery of this prospectus or of any sale of our common stock. Our business, prospects, financial condition and results of operations may have changed since that date.

Unless otherwise noted or the context otherwise requires, references to the “Company,” “we,” “our” or “us” refer to SeaWorld Entertainment, Inc. and its consolidated subsidiaries.

OUR COMPANY

We are a leading theme park and entertainment company providing experiences that matter and inspiring guests to protect animals and the wild wonders of our world. We own or license a portfolio of recognized brands including SeaWorld, Busch Gardens, Aquatica, Discovery Cove, Sesame Place and Sea Rescue. Over our more than 50 year history, we have developed a diversified portfolio of 12 destination and regional theme parks that are grouped in key markets across the United States, many of which showcase our one-of-a-kind zoological collection. Our theme parks feature a diverse array of rides, shows, educational demonstrations and other attractions with broad demographic appeal, delivering memorable experiences and a strong value proposition for our guests.

As one of the world’s foremost zoological organizations and a global leader in animal welfare, training, husbandry, veterinary care and marine animal rescue, we are committed to helping to protect and preserve the environment and the natural world.

Our principal executive offices are located at 9205 South Park Center Loop, Suite 400, Orlando, Florida 32819, and our telephone number is (407) 226-5011. We maintain a website at www.seaworldentertainment.com, as well as a number of other theme park specific and marketing websites. The information contained on our websites or that can be accessed through our websites neither constitutes part of this prospectus nor is incorporated by reference herein.

RISK FACTORS

An investment in our securities involves a high degree of risk. Certain risks relating to us and our business are described under the headings “Business” and “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on March 1, 2019 (the “2018 10-K”), which is incorporated by reference into this prospectus and which you should carefully review and consider, along with the other information contained in this prospectus or incorporated by reference herein, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), before making an investment in our securities. See “Where You Can Find More Information” and “Incorporation by Reference.” Additional risks, as well as updates or changes to the risks described in the documents incorporated by reference herein, may be included in any applicable prospectus supplement or free writing prospectus that we provide you in connection with an offering of the securities pursuant to this prospectus.

In addition, please read the section of this prospectus captioned “Forward-Looking Statements,” in which we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus. Please note that additional risks not presently known to us or that we currently deem immaterial may also impair our business and operations.

Investment in the securities offered pursuant to this prospectus involves risks and uncertainties. Our business, financial condition, results of operations or liquidity could be materially adversely affected by any of these risks. The market or trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

FORWARD-LOOKING STATEMENTS

In addition to historical information, this prospectus may contain and incorporate by reference “forward-looking statements” within the meaning of the federal securities laws. All statements, other than statements of historical facts, including statements concerning our plans, objectives, goals, beliefs, business strategies, future events, business conditions, our results of operations, financial position and our business outlook, business trends and other information, may be forward-looking statements. Words such as “might,” “will,” “may,” “should,” “estimates,” “expects,” “continues,” “contemplates,” “anticipates,” “projects,” “plans,” “potential,” “predicts,” “likely,” “intends,” “believes,” “forecasts,” “future,” “targeted,” “goal” and variations of such words or similar expressions are intended to identify forward-looking statements. The forward-looking statements are not historical facts, and are based upon our current expectations, beliefs, estimates and projections, and various assumptions, many of which, by their nature, are inherently uncertain and beyond our control. Our expectations, beliefs, estimates and projections are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs, estimates and projections will result or be achieved and actual results may vary materially from what is expressed in or indicated by the forward-looking statements.

There are a number of risks, uncertainties and other important factors, many of which are beyond our control, that could cause our actual results to differ materially from the forward-looking statements contained in, or incorporated by reference in, this prospectus and any applicable prospectus supplement. Such risks, uncertainties and other important factors that could cause actual results to differ materially include, among others, the risks, uncertainties and factors referred to under “Risk Factors” above, including the following:

•

complex federal and state regulations governing the treatment of animals, which can change, and claims and lawsuits and attempts to generate negative publicity associated with our business by activist groups;

•	activist and other third-party groups and/or media can pressure governmental agencies, vendors, partners, and/or regulators, bring actions in the courts or create negative publicity about us;

•

various factors beyond our control adversely affecting attendance and guest spending at our theme parks, including the potential spread of travel-related health concerns including pandemics and epidemics, natural disasters, weather, foreign exchange rates, consumer confidence, travel related disruptions or incidents, and governmental actions;

•	incidents or adverse publicity concerning our theme parks;

•	a decline in discretionary consumer spending or consumer confidence;

•

a significant portion of revenues are generated in the States of Florida, California and Virginia and the Orlando market, and any risks affecting such markets, such as natural disasters, severe weather and travel-related disruptions or incidents;

•	seasonal fluctuations in operating results;

•	inability to compete effectively in the highly competitive theme park industry;

•	interactions between animals and our employees and our guests at attractions at our theme parks;

•	animal exposure to infectious disease;

•	high fixed cost structure of theme park operations;

•	changing consumer tastes and preferences;

•	cyber security risks and failure to maintain the integrity of internal or guest data;

•	increased labor costs and employee health and welfare benefits;

•	inability to grow our business or fund theme park capital expenditures;

•	adverse litigation judgments or settlements;

•	inability to protect our intellectual property or the infringement on intellectual property rights of others;

•	the loss of licenses and permits required to exhibit animals or the alleged violation of laws and regulations;

•	loss of key personnel;

•	unionization activities or labor disputes;

•	inability to meet workforce needs;

•	inability to realize the benefits of developments, restructurings, acquisitions or other strategic initiatives, and the impact of the costs associated with such activities;

•	inability to maintain certain commercial licenses;

•	restrictions in our debt agreements limiting flexibility in operating our business;

•	inability to retain our current credit ratings;

•	our substantial leverage;

•	changes in the method for determining LIBOR and the potential replacement of LIBOR may affect our cost of capital;

•	inadequate insurance coverage;

•	inability to purchase or contract with third party manufacturers for rides and attractions;

•	environmental regulations, expenditures and liabilities;

•	suspension or termination of any of our business licenses, including by legislation at federal, state or local levels;

•	delays, restrictions or inability to obtain or maintain permits;

•	financial distress of strategic partners or other counterparties;

•	changes to immigration, foreign trade, investments or other policies;

•	inability to realize the full value of our intangible assets;

•	changes in tax laws;

•	tariffs or other trade restrictions;

•	actions of activist stockholders;

•	the ability of Hill Path Capital LP or other large stockholders to significantly influence our decisions;

•	changes or declines in our stock price, as well as the risk that securities analysts could downgrade our stock or our sector; and

•	risks associated with our capital allocation plans and share repurchases, including the risk that our share repurchase program could increase volatility and fail to enhance stockholder value.

We caution you that the risks, uncertainties and other factors referenced above may not contain all of the risks, uncertainties and other factors that are important to you. In addition, we cannot assure you that we will realize the results, benefits or developments that we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our business in the way expected. There can be no assurance that (i) we have correctly measured or identified all of the factors affecting our business or the extent of these factors’ likely impact, (ii) the available information with respect to these factors on which such analysis is based is complete or accurate, (iii) such analysis is correct or (iv) our strategy, which is based in part on this analysis, will be successful. All forward-looking statements contained in, and incorporated by reference in, this prospectus apply only as of the date of this prospectus or as the date they were made and, except as required by applicable law, we undertake no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise.

USE OF PROCEEDS

The selling stockholders will receive all of the net proceeds from any sales pursuant to this prospectus. We will not receive any proceeds from the sale of shares of our common stock offered by the selling stockholders. We expect, however, that we will bear the costs associated with the sale of shares by the selling stockholders, other than underwriting discounts, commissions, transfer taxes and underwriter fees and disbursements, which will be borne by the selling stockholders. For more information about the selling stockholders, see “Beneficial Owners and Selling Stockholders.”

BENEFICIAL OWNERS AND SELLING STOCKHOLDERS

The registration statement of which this prospectus forms a part has been filed to permit one or more of our stockholders, who we refer to as the “selling stockholders,” to resell shares of our common stock, as well as any common stock that we may issue or may be issuable by reason of any stock split, stock dividend or similar transaction involving these shares.

The table below sets forth certain information known to us with respect to the beneficial ownership of the shares of our common stock held by the selling stockholders as of May 3, 2019. We have prepared the table based on information given to us by, or on behalf of, the selling stockholders on or before May 6, 2019. Because the selling stockholders may sell, transfer or otherwise dispose of all, some or none of the shares of our common stock covered by this prospectus, we cannot determine the number of such shares, if any, that will be sold, transferred or otherwise disposed of by the selling stockholders, or the amount or percentage of shares of our common stock that will be held by the selling stockholders upon termination of any particular offering. See “Plan of Distribution.” For the purposes of the table below, we assume that each selling stockholder will sell all of its shares of our common stock covered by this prospectus.

The amounts and percentages of shares beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

Pursuant to the terms of a security agreement, Lord Central Opportunity V Limited directly holds shares of our common stock as security agent (the “Security Agent”) for the benefit of a senior lender, PA Eminent Opportunity VI Limited (“PA Opportunity VI” or the “Senior Lender”), and a junior investor, China Huarong International Holdings Limited (the “Junior Investor”). As further discussed in footnote 1 to the table below, while the Security Agent is considered the selling stockholder of the shares being sold pursuant to this prospectus, only the Senior Lender and the entities controlling its power to vote or dispose of our shares of common stock are currently considered the beneficial owners of the shares being sold pursuant to this prospectus within the meaning of Rule 13d-3 under the Exchange Act.

The Security Agent, on behalf of the Senior Lender and the Junior Investor, entered into a letter agreement dated May 3, 2019 with us imposing certain restrictions on the transfer of the shares of our common stock held by the Security Agent, and the Security Agent agreed to be bound by, subject to and entitled to the benefits of the registration rights agreement, dated as of March 24, 2017 (the “Registration Rights Agreement”), between us and Sun Wise (UK) Co., Ltd. For more information on these transfer restrictions, see “Plan of Distribution.” Under the terms of the Registration Rights Agreement, we expect that we will bear the costs associated with the sale of shares by the selling stockholders, other than underwriting discounts, commissions, transfer taxes and underwriter fees and disbursements, which will be borne by the underwriters and the selling stockholders.

As of May 10, 2019, there were 84,195,868 shares of our common stock outstanding.

Except as otherwise indicated, all of the shares reflected in the table are shares of common stock and all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them. The information is not necessarily indicative of beneficial ownership for any other purpose. Addresses for the beneficial owners are set forth in the footnotes to the table.

Name of Selling Stockholder	Number of Shares Beneficially Owned Before the Offering	Percentage of Shares Beneficially Owned Before the Offering	Maximum Number of Shares that May be Offered Pursuant to This Prospectus	Number of Shares Beneficially Owned After the Sale of the Maximum of Shares Offered Hereby	Percentage of Shares Beneficially Owned After the Sale of the Maximum Number of Shares Offered Hereby
Lord Central Opportunity V Limited(1)	19,452,063	23.1%	19,452,063	—	—

(1)

Pursuant to a Schedule 13D filed with the SEC on May 6, 2019, by PAG Holdings Limited (“PAG Holdings”), Pacific Alliance Group Limited (“PAG Limited”), Pacific Alliance Investment Management Limited (“Pacific Alliance Investment Management”), PA Grand Opportunity II Limited (“PA Opportunity II”), and PA Opportunity VI, the filers reported shared voting power and shared investment power over 19,452,063 shares of our common stock (the “Shares”). The Shares are held directly by and in the name of Lord Central Opportunity V Limited, or the Security Agent, who is considered the selling stockholder of these Shares. The Security Agent is an affiliate of PA Opportunity VI and holds the Shares as security agent on behalf of PA Opportunity VI and the Junior Investor, pursuant to the terms of a security agreement. The Security Agent does not have discretionary authority over the Shares. The Junior Investor has certain limited discretionary authority over the Shares, but will not have the power to vote or dispose of the Shares until (i) the debt owed to PA Opportunity VI under certain loan obligations secured by the Shares is fully discharged (assuming the Security Agent still holds the Shares at that time), (ii) the standstill period agreed between the Senior Lender and the Junior Investor has lapsed and the Senior Lender has instructed the Security Agent not to enforce or to stop enforcing the security or does not give instructions to the Security Agent or (iii) the Senior Lender otherwise consents. PAG Holdings owns 99.2% of the equity interests in PAG Limited. PAG Limited owns 90.0% of the equity interests in Pacific Alliance Investment Management. Pacific Alliance Investment Management is the investment manager of each of Pacific Alliance Asia Opportunity Fund L.P. and PAG Asia Loan Fund II L.P., each a limited exempted partnership established under the laws of the Cayman Islands. Pacific Alliance Asia Opportunity Fund L.P. and PAG Asia Loan Fund II L.P. own 50.0% and 23.3% of the equity interests in PA Opportunity II, respectively, and in turn, PA Opportunity II owns 100% of the equity interests of PA Opportunity VI.

The business address of each of PAG Holdings, PAG Limited and Pacific Alliance Investment Management is PO Box 472, 2nd Floor, Harbour Place, 103 South Church Street, George Town, Grand Cayman KY1-1106, Cayman Islands, c/o 15/F., AIA Central, 1 Connaught Road Central, Hong Kong. The business address of each of PA Opportunity II and PA Opportunity VI is Commence Chambers, P.O. Box 2208, Road Town, Tortola, British Virgin Islands.

DESCRIPTION OF CAPITAL STOCK

The following is a description of the material terms of, and is qualified in its entirety by, our amended and restated certificate of incorporation, as amended by our certificate of amendment of amended and restated certificate of incorporation (as so amended, our “Certificate of Incorporation”), and amended and restated bylaws.

Our purpose is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the General Corporation Law of the State of Delaware (the “DGCL”). Our authorized capital stock consists of 1,000,000,000 shares of common stock, par value $0.01 per share, and 100,000,000 shares of preferred stock, par value $0.01 per share.

Common Stock

Holders of our common stock are entitled to one vote for each share held of record on all matters on which stockholders are entitled to vote generally, including the election or removal of directors. The holders of our common stock do not have cumulative voting rights in the election of directors.

Upon our liquidation, dissolution or winding up and after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of our common stock will be entitled to receive pro rata our remaining assets available for distribution. Holders of our common stock do not have preemptive, subscription, redemption or conversion rights. The common stock will not be subject to further calls or assessment by us. There will be no redemption or sinking fund provisions applicable to the common stock. All shares of our common stock that will be outstanding at the time of the completion of the offering will be fully paid and non-assessable. The rights, powers, preferences and privileges of holders of our common stock will be subject to those of the holders of any shares of our preferred stock we may authorize and issue in the future.

Preferred Stock

Our Certificate of Incorporation authorizes our Board of Directors to establish one or more series of preferred stock (including convertible preferred stock). Unless required by law or by the NYSE, the authorized shares of preferred stock will be available for issuance without further action by you. Our Board of Directors is able to determine, with respect to any series of preferred stock, the powers (including voting powers), preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, including, without limitation:

•	the designation of the series;

•

the number of shares of the series, which our Board of Directors may, except where otherwise provided in the preferred stock designation, increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares then outstanding);

•	whether dividends, if any, will be cumulative or non-cumulative and the dividend rate of the series;

•	the dates at which dividends, if any, will be payable;

•	the redemption rights and price or prices, if any, for shares of the series;

•	the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;

•	the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Company;

•

whether the shares of the series will be convertible into shares of any other class or series, or any other security, of the Company or any other corporation, and, if so, the specification of the other class or series or other security, the conversion price or prices or rate or rates, any rate adjustments, the date or dates as of which the shares will be convertible and all other terms and conditions upon which the conversion may be made;

•	restrictions on the issuance of shares of the same series or of any other class or series; and

•	the voting rights, if any, of the holders of the series.

We could issue a series of preferred stock that could, depending on the terms of the series, impede or discourage an acquisition attempt or other transaction that some, or a majority, of the holders of our common stock might believe to be in their best interests or in which the holders of our common stock might receive a premium for your common stock over the market price of the common stock. Additionally, the issuance of preferred stock may adversely affect the holders of our common stock by restricting dividends on the common stock, diluting the voting power of the common stock or subordinating the liquidation rights of the common stock. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of our common stock.

Dividends

The DGCL permits a corporation to declare and pay dividends out of “surplus” or, if there is no “surplus,” out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. “Surplus” is defined as the excess of the net assets of the corporation over the amount determined to be the capital of the corporation by the Board of Directors. The capital of the corporation is typically calculated to be (and cannot be less than) the aggregate par value of all issued shares of capital stock. Net assets equals the fair value of the total assets minus total liabilities. The DGCL also provides that dividends may not be paid out of net profits if, after the payment of the dividend, remaining capital would be less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets.

Declaration and payment of any dividend will be subject to the discretion of our Board of Directors. The time and amount of dividends will be dependent upon our financial condition, operations, cash requirements and availability, debt repayment obligations, capital expenditure needs and restrictions in our debt instruments, industry trends, the provisions of Delaware law affecting the payment of distributions to stockholders and any other factors our Board of Directors may consider relevant.

We currently do not pay a dividend. Future dividends, if any, and the timing of declaration of any such dividends, will be at the discretion of the Board of Directors and will depend upon many factors including, but not limited to, our results of operations, financial condition, level of indebtedness, capital requirements, contractual restrictions, restrictions in our debt agreements and in any preferred stock, business prospects and other factors that our Board of Directors deems relevant.

Annual Stockholder Meetings

Our Certificate of Incorporation and our amended and restated bylaws provide that annual stockholder meetings will be held at a date, time and place, if any, as exclusively selected by our Board of Directors. To the extent permitted under applicable law, we may conduct meetings by remote communications, including by webcast.

Anti-Takeover Effects of Our Certificate of Incorporation and Amended and Restated Bylaws and Certain Provisions of Delaware Law

Our Certificate of Incorporation, amended and restated bylaws and the DGCL contain provisions, which are summarized in the following paragraphs, that are intended to enhance the likelihood of continuity and stability in the composition of our Board of Directors. These provisions are intended to avoid costly takeover battles, reduce our vulnerability to a hostile change of control and enhance the ability of our Board of Directors to maximize stockholder value in connection with any unsolicited offer to acquire us. However, these provisions may have an anti-takeover effect and may delay, deter or prevent a merger or acquisition of the Company by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the prevailing market price for the shares of common stock held by stockholders.

Authorized but Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of the NYSE, which would apply if and so long as our common stock remains listed on the NYSE, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of common stock. Additional shares that may be used in the future may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

Our Board of Directors may generally issue preferred shares on terms calculated to discourage, delay or prevent a change of control of the Company or the removal of our management. Moreover, our authorized but unissued shares of preferred stock will be available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, to facilitate acquisitions and employee benefit plans.

One of the effects of the existence of unissued and unreserved common stock or preferred stock may be to enable our Board of Directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive our stockholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.

Business Combinations

We have opted out of Section 203 of the DGCL; however, our Certificate of Incorporation contains similar provisions providing that we may not engage in certain “business combinations” with any “interested stockholder” for a three-year period following the time that the stockholder became an interested stockholder, unless:

•	prior to such time, our Board of Directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding certain shares; or

•

at or subsequent to that time, the business combination is approved by our Board of Directors and by the affirmative vote of holders of at least 66 2/3% of our outstanding voting stock that is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 15% or more of our outstanding voting stock. For purposes of this section only, “voting stock” has the meaning given to it in Section 203 of the DGCL.

Under certain circumstances, this provision will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with the Company for a three-year period. This provision may encourage companies interested in acquiring the Company to negotiate in advance with our Board of Directors because the stockholder approval requirement would be avoided if our Board of Directors approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in our Board of Directors and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

Our Certificate of Incorporation provides that any direct or indirect transferees of our former controlling stockholder and its affiliates and any group as to which such persons are a party, do not constitute “interested stockholders” for purposes of this provision.

Removal of Directors; Vacancies

Our Certificate of Incorporation provides that directors may be removed with or without cause upon the affirmative vote of a 66 2/3% in voting power of all outstanding shares of stock entitled to vote thereon, voting together as a single class. In addition, our Certificate of Incorporation also provides that any newly created directorship on the Board of Directors that results from an increase in the number of directors and any vacancies on our Board of Directors may be filled only by the affirmative vote of a majority of the remaining directors, even if less than a quorum or by a sole remaining director.

No Cumulative Voting

Under Delaware law, the right to vote cumulatively does not exist unless the certificate of incorporation specifically authorizes cumulative voting. Our Certificate of Incorporation does not authorize cumulative voting. Therefore, stockholders holding a majority in voting power of the shares of our stock entitled to vote generally in the election of directors will be able to elect all our directors.

Special Stockholder Meetings

Our Certificate of Incorporation provides that special meetings of our stockholders may be called at any time only by or at the direction of the Board of Directors or the chairman of the Board of Directors. Our amended and restated bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control or management of the Company.

Requirements for Advance Notification of Director Nominations and Stockholder Proposals

Our amended and restated bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the Board of Directors or a committee of the Board of Directors. In order for any matter to be “properly brought” before a meeting, a stockholder will have to comply with advance notice requirements and provide us with certain information. Generally, to be timely, a stockholder’s notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the immediately preceding annual meeting of stockholders. Our amended and restated bylaws also specify requirements as to the form and content of a stockholder’s notice. Our amended and restated bylaws allow the chairman of the meeting at a meeting of the stockholders to adopt rules and regulations for the conduct of meetings which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of the Company.

No Stockholder Action by Written Consent

Any action required or permitted to be taken by the stockholders of the Company must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders.

Supermajority Provisions

Our Certificate of Incorporation and amended and restated bylaws provide that the Board of Directors is expressly authorized to make, alter, amend, change, add to, rescind or repeal, in whole or in part, our bylaws without a stockholder vote in any matter not inconsistent with the laws of the State of Delaware and our Certificate of Incorporation. Any amendment, alteration, rescission or repeal of our bylaws by our stockholders will require the affirmative vote of the holders of at least 66 2/3% in voting power of all the then-outstanding shares of stock of the Company entitled to vote thereon, voting together as a single class.

The DGCL provides generally that the affirmative vote of a majority of the outstanding shares entitled to vote thereon, voting together as a single class, is required to amend a corporation’s certificate of incorporation, unless the certificate of incorporation requires a greater percentage.

Our Certificate of Incorporation provides that the following provisions in our Certificate of Incorporation may be amended, altered, repealed or rescinded only by the affirmative vote of the holders of at least 66 2/3% in voting power of all the then-outstanding shares of stock of the Company entitled to vote thereon, voting together as a single class:

•	the provision requiring a 66 2/3% supermajority vote for stockholders to amend our amended and restated bylaws;

•	the provisions regarding resignation and removal of directors;

•	the provisions regarding competition and corporate opportunities;

•	the provisions regarding entering into business combinations with interested stockholders;

•	the provisions regarding stockholder action by written consent;

•	the provisions regarding calling special meetings of stockholders;

•	the provisions regarding filling vacancies on our Board of Directors and newly created directorships;

•	the provisions eliminating monetary damages for breaches of fiduciary duty by a director; and

•	the amendment provision requiring that the above provisions be amended only with a 66 2/3% supermajority vote.

The combination of the lack of cumulative voting and the supermajority voting requirements will make it more difficult for our existing stockholders to replace our Board of Directors as well as for another party to obtain control of us by replacing our Board of Directors. Because our Board of Directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management.

These provisions may have the effect of deterring hostile takeovers or delaying or preventing changes in control of our management or the Company, such as a merger, reorganization or tender offer. These provisions are intended to enhance the likelihood of continued stability in the composition of our Board of Directors and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of the Company. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. These provisions are also intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts.

Dissenters’ Rights of Appraisal and Payment

Under the DGCL, with certain exceptions, our stockholders will have appraisal rights in connection with a merger or consolidation of us. Pursuant to the DGCL, stockholders who properly request and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.

Stockholders’ Derivative Actions

Under the DGCL, any of our stockholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of our shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law.

Exclusive Forum

Our Certificate of Incorporation provides that unless we consent to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any (i) derivative action or proceeding brought on behalf, to the fullest extent permitted by law, of the Company, (ii) action asserting a claim of breach of a fiduciary duty owed by any director or officer of the Company to the Company or the Company’s stockholders, creditors or other constituents, (iii) action asserting a claim against the Company or any director or officer of the Company arising pursuant to any provision of the DGCL, our Certificate of Incorporation or our amended and restated bylaws, or (iv) action asserting a claim against the Company or any director or officer of the Company governed by the internal affairs doctrine, in each such case subject to said Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Company shall be deemed to have notice of and consented to the forum provisions in our Certificate of Incorporation.

Conflicts of Interest

Delaware law permits corporations to adopt provisions renouncing any interest or expectancy in certain opportunities that are presented to the corporation or its officers, directors or stockholders. Our Certificate of Incorporation, to the maximum extent permitted from time to time by Delaware law, renounces any interest or expectancy that we have in, or right to be offered an opportunity to participate in, specified business opportunities that are from time to time presented to our officers, directors or stockholders or their respective affiliates, other than those officers, directors, stockholders or affiliates who are our or our subsidiaries’ employees. Our Certificate of Incorporation does not renounce our interest in any business opportunity that is expressly offered to a non-employee director solely in his or her capacity as a director or officer of the Company. To the fullest extent permitted by law, no business opportunity will be deemed to be a potential corporate opportunity for us unless we would be permitted, to undertake the opportunity under our Certificate of Incorporation, we have sufficient financial resources to undertake the opportunity and the opportunity would be in line with our business.

Limitations on Liability and Indemnification of Officers and Directors

The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. Our Certificate of Incorporation includes a provision that eliminates the personal liability of directors for monetary damages for any breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. The effect of these provisions is to eliminate the rights of us and our stockholders, through stockholders’ derivative suits on our behalf, to recover monetary damages from a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior. However, exculpation does not apply to any director if the director has acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper benefit from his or her actions as a director.

Our amended and restated bylaws provide that we must indemnify and advance expenses to our directors and officers to the fullest extent authorized by the DGCL. We also are expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for our directors, officers and certain employees for some liabilities. We believe that these indemnification and advancement provisions and insurance are useful to attract and retain qualified directors and executive officers.

The limitation of liability, indemnification and advancement provisions in our Certificate of Incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

We currently are party to indemnification agreements with certain of our directors and officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

Listing

Our common stock is listed on the NYSE under the symbol “SEAS.”

PLAN OF DISTRIBUTION

The selling stockholders may offer and sell all or a portion of the shares of common stock covered by this prospectus from time to time, in one or more or any combination of the following transactions:

•	to or through underwriters, brokers or dealers (acting as agent or principal);

•	directly to or through agents;

•	in the over-the-counter market or on any national securities exchange on which our common stock is listed or traded;

•	in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act;

•	in privately negotiated transactions;

•

in a block trade in which a broker or dealer engaged to handle the block trade will attempt to sell the common stock as an agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	through purchases by a broker-dealer as principal and resale by the broker-dealer for its account pursuant to this prospectus;

•	in ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	through the writing of options (including put or call options), whether the options are listed on an options exchange or otherwise;

•	directly to one or more purchasers, including through a specific bidding or auction process or otherwise;

•	through a combination of any of these methods of sale; or

•	through any other methods described in a prospectus supplement.

The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on the NYSE or any other organized market where the securities may be traded.

The selling stockholders may sell the common stock at a fixed price or prices that may be changed from time to time, at prices then prevailing or related to the then current market price or at negotiated prices. The selling stockholders may enter into sale, forward and derivative transactions with third parties or sell common stock in privately negotiated transactions. The offering price of the common stock from time to time will be determined by the selling stockholders and, at the time of such determination, may be higher or lower than the market price of our common stock on the NYSE.

The common stock may be sold directly or through broker-dealers acting as principal or agent, or pursuant to a distribution by one or more underwriters on a firm commitment or best-efforts basis. We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. The selling stockholders may also enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers of other financial institutions may engage in short sales of our common stock in the course of hedging the positions they assume with us and/or the selling stockholders. The selling stockholders may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of common stock offered by this prospectus, which common stock such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). In connection with an underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from us and/or the selling stockholders or from purchasers of the common stock for whom they may act as agents. In addition, underwriters may sell the common stock to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. The selling stockholders may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the shares from the selling stockholders at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions to be paid for solicitation of these contracts. Any selling stockholders and any underwriters, dealers or agents participating in a distribution of the common stock may be deemed to be “underwriters” within the meaning of the Securities Act and any profit on the sale of the common stock by the selling stockholders and any commissions received by broker-dealers may be deemed to be underwriting commissions under the Securities Act.

Underwriters, dealers or any other third parties described above may offer and sell the offered shares from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If underwriters or dealers are used in the sale of any shares, the shares will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The shares may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the shares will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the shares if they purchase any of the shares (other than any shares purchased upon exercise of any option to purchase additional shares), unless otherwise specified in the prospectus supplement. The selling stockholders may use underwriters with whom we have a material relationship. We will describe the nature of any such relationship in the prospectus supplement, naming the underwriter or underwriters.

Offered shares may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more marketing firms, acting as principals for their own accounts or as agents for the selling stockholders. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

Underwriters or agents may purchase and sell the shares in the open market. These transactions may include over-allotments or short sales of the securities, stabilizing transactions, syndicate covering transactions and penalty bids.

Over-allotment or short sales involve sales by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. Stabilizing transactions consist of bids or purchases for the purpose of preventing or retarding a decline in the market price of the shares and are permitted so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering. The underwriters or agents also may impose a penalty bid, which permits them to reclaim selling concessions allowed to syndicate members or certain dealers if they repurchase the shares in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the shares, which may be higher than the price that might otherwise prevail in the open market. These activities, if begun, may be discontinued at any time. These transactions may be effected on any exchange on which the shares are traded, in the over-the-counter market or otherwise.

There can be no assurance that the selling stockholders will sell all or any of the shares of common stock offered by this prospectus.

We and/or any selling stockholders may agree to indemnify an underwriter, broker-dealer or agent against certain liabilities related to the selling of the common stock, including liabilities arising under the Securities Act. Under the Registration Rights Agreement, we have agreed to indemnify the selling stockholders against certain liabilities related to the sale of the common stock, including certain liabilities arising under the Securities Act. Under the Registration Rights Agreement, we have also agreed to bear the costs associated with the sale of shares by the selling stockholders, other than underwriting discounts, commissions, transfer taxes and underwriter fees and disbursements, which will be borne by the selling stockholders.

Each time that the selling stockholders sell shares of our common stock covered by this prospectus, we will provide a prospectus supplement that will describe the method of distribution and set forth the terms and conditions of the offering of such shares, including:

•	the name of any selling stockholder;

•	the number of shares of common stock being offered;

•	the terms of the offering;

•	the name or names of any underwriters, dealers or agents and the amounts of shares underwritten or purchased by each of them;

•

the offering price of the shares and the proceeds to the selling stockholders and any underwriting discounts, commissions, concessions or agency fees allowed or reallowed or paid to dealers, and other items constituting underwriters’, dealers’, or agents’ compensation, as applicable;

•	any options under which underwriters may purchase additional shares from the selling stockholder; and

•	other material terms of the offering.

Any offering price and any discounts, commissions, concessions or agency fees allowed or reallowed or paid to dealers may be changed from time to time. The selling stockholders may determine the price or other terms of the shares of our common stock offered under this prospectus by use of an electronic auction. We will describe how any auction will determine the price or any other terms, how potential investors may participate in the auction and the nature of the obligations of the underwriter, dealer or agent in the applicable prospectus supplement.

If the selling stockholders sell securities to a dealer acting as a principal, the dealer may resell such securities at varying prices to be determined by such dealer in its discretion at the time of resale without consulting with the selling stockholders and such resale prices may not be disclosed in the applicable prospectus supplement.

Any selling stockholder is subject to the applicable provisions of the Exchange Act, and the rules and regulations under the Exchange Act, including Regulation M. Regulation M may limit the timing of purchases and sales of any of the common stock offered in this prospectus by such selling stockholders. The anti-manipulation rules under the Exchange Act may apply to sales of common stock in the market and to the activities of such selling stockholders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the common stock to engage in market-making activities for the common stock being distributed for a period of up to five business days before the distribution. The restrictions may affect the marketability of the common stock and the ability of any person or entity to engage in market-making activities for the common stock.

To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution. Instead of selling the shares of common stock under this prospectus, a selling stockholder may sell shares of common stock in compliance with the provisions of Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements of the Securities Act.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

Certain of the underwriters, broker-dealers or agents who may become involved in the sale of the shares of our common stock may engage in transactions with and perform other services for us in the ordinary course of their business for which they receive customary compensation. If at the time of any offering made under this prospectus a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) participating in the offering has a “conflict of interest” as defined in FINRA’s Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.

As described in “Beneficial Owners and Selling Stockholders,” pursuant to a letter agreement dated May 3, 2019 between us and the Security Agent, the Security Agent entered into arrangements with us imposing certain restrictions on the transfer of the shares of our common stock held by the Security Agent on behalf of the selling stockholders. Other than in connection with an underwritten public offering, block trade or certain other permitted transfers, the Security Agent will not be permitted to transfer our shares of common stock to certain of our competitors or to a person or group known to the Security Agent or its broker to be a 5% stockholder (or who would become a 5% stockholder as a result of such transfer). In addition, in an underwritten public offering or a block trade, other than a permitted transfer, the Security Agent will instruct the managing underwriter or broker effecting such offering or trade not to transfer any shares to a person or group that is a 5% stockholder or would become a 5% stockholder as a result of such transfer (in each case, unless the identity of the purchaser is not known to the underwriter or broker). In an underwritten block trade, other than a permitted transfer, the Security Agent will also instruct the broker effecting such block trade not to transfer shares to certain of our competitors (unless the identity of the purchaser is not known to the Security Agent or its broker).

As used herein, the selling stockholders may include donees, pledgees, transferees or other successors-in-interest of the selling stockholders named herein that receive shares of our common stock from the selling stockholders named herein as a gift, pledge, partnership distribution or other transfer or disposition, subject to the contractual restrictions on transfer described above.

LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus will be passed upon for us by Simpson Thacher & Bartlett LLP, New York, New York. Any underwriters will be advised about legal matters by their own counsel, which will be named in a prospectus supplement.

EXPERTS

The financial statements incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, and the effectiveness of SeaWorld Entertainment, Inc. and subsidiaries’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

INCORPORATION BY REFERENCE

The rules of the SEC allow us to incorporate information into this prospectus by reference. This means that we are disclosing important information to you by referring to other documents. The information incorporated by reference is considered to be part of this prospectus, except for any information superseded by information contained directly in this prospectus. We incorporate by reference the documents listed below and all documents that we subsequently file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of securities by means of this prospectus, from their respective filing dates (other than any portions thereof, which under the Exchange Act, and applicable SEC rules, are not deemed “filed” under the Exchange Act):

•	our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on March 1, 2019;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, filed with the SEC on May 8, 2019;

•

our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 26, 2019, as supplemented by Supplement, dated May 6, 2019, filed on May 6, 2019 (but, in each case, only with respect to information required by Part III of our Annual Report on Form 10-K for the year ended December 31, 2018, which information shall update and supersede information included in Part III of our Annual Report on Form 10-K for the year ended December 31, 2018);

•	our Current Reports on Form 8-K filed with the SEC on February 5, 2019, March 19, 2019, April 15, 2019 and May 6, 2019; and

•	the description of our capital stock contained in the Registration Statement on Form 8-A, filed with the SEC on April 16, 2013.

The information incorporated by reference into this prospectus is an important part of this prospectus. Neither we nor any underwriters have authorized anyone to provide you with information other than that contained in or incorporated by reference into this prospectus. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus.

You should not rely on or assume the accuracy of any representation or warranty in any agreement that we have filed as an exhibit to any document that we have publicly filed or that we may otherwise publicly file in the future because such representation or warranty may be subject to exceptions and qualifications contained in separate disclosure schedules, may have been included in such agreement for the purpose of allocating risk between the parties to the particular transaction, and may no longer continue to be true as of any given date.

If we have incorporated by reference any statement or information in this prospectus and we subsequently modify that statement or information with information contained in this prospectus, the statement or information previously incorporated in this prospectus is also modified or superseded in the same manner.

We will provide without charge to any person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents referred to above which have been incorporated by reference in this prospectus but not delivered with the prospectus, other than exhibits to such other documents (unless such exhibits are specifically incorporated by reference therein). You should direct requests for those documents to SeaWorld Entertainment, Inc., 9205 South Park Center Loop, Suite 400, Orlando, FL 32819; telephone: (855) 797-8625, Attention: Investor Relations; email address: investors@seaworld.com.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the common stock offered by this prospectus. This prospectus, filed as part of the registration statement, does not contain all of the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us and our common stock, we refer you to the registration statement and to its exhibits and schedules.

We file annual, quarterly and current reports, proxy statements, and other information with the SEC pursuant to the Exchange Act. Our filings with the SEC, including the filings that are incorporated by reference to this prospectus, are available to the public on the SEC’s website at www.sec.gov. Those filings are also available to the public on, or accessible through, our website under the heading “Investor Relations” at www.seaworldentertainment.com. The information contained on or accessible through our corporate website or any other website that we may maintain is not incorporated by reference herein and is not part of this prospectus or the registration statement of which this prospectus is a part. You may also inspect these reports and other information without charge at a website maintained by the SEC. The address of this site is http://www.sec.gov.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the expenses payable by the Registrant expected to be incurred in connection with the issuance and distribution of common stock being registered hereby (other than underwriting discounts and commissions, if any). All of such expenses are estimates, other than the filing fees payable to the SEC.

SEC registration fee		$62,287.53
Printing fees and expenses		*
Legal fees and expenses		*
Registrar and transfer agent fees		*
Accounting fees and expenses		*
Miscellaneous expenses		*
Total	$	*

*

Estimated expenses are not presently known. The applicable prospectus supplement or one or more Current Reports on Form 8-K, which will be incorporated by reference, will set forth the estimated amount of such expenses payable in respect of any offering of the securities.

Item 15. Indemnification of Directors and Officers.

Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) allows a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our Certificate of Incorporation provides for this limitation of liability.

Section 145 of the DGCL (“Section 145”), provides, among other things, that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. A Delaware corporation may indemnify any persons who were or are a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of the corporation. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, provided further that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys’ fees) which such officer or director has actually and reasonably incurred.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify such person under Section 145.

Our Certificate of Incorporation and amended and restated bylaws provide that we must indemnify and advance expenses to our directors and officers to the full extent authorized by the DGCL.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, any provision of our Certificate of Incorporation, our amended and restated bylaws, agreement, vote of stockholders or disinterested directors or otherwise. Notwithstanding the foregoing, we shall not be obligated to indemnify a director or officer in respect of a proceeding (or part thereof) instituted by such director or officer, unless such proceeding (or part thereof) has been authorized by the Board of Directors pursuant to the applicable procedure outlined in the amended and restated bylaws.

Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held jointly and severally liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the Board of Directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

We expect to maintain standard policies of insurance that provide coverage (1) to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (2) to us with respect to indemnification payments that we may make to such directors and officers.

We and/or any selling stockholders may agree to indemnify an underwriter, broker-dealer or agent against certain liabilities related to the selling of the common stock, including liabilities arising under the Securities Act. Under the Registration Rights Agreement, we have agreed to indemnify the selling stockholders against certain liabilities related to the sale of the common stock, including certain liabilities arising under the Securities Act.

Item 16. Exhibits.

See the Exhibit Index immediately preceding the signature page hereto, which is incorporated by reference as if fully set forth herein.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser,

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit No.	Description

1.1†	Form of Underwriting Agreement

4.1	Amended and Restated Certificate of Incorporation of SeaWorld Entertainment, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on April 24, 2013 (File No. 001-35883))

4.2	Certificate of Amendment of Amended and Restated Certificate of Incorporation of SeaWorld Entertainment, Inc., effective June 15, 2016 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on June 17, 2016 (File No. 001-35883))

4.3	Third Amended and Restated Bylaws of SeaWorld Entertainment, Inc., effective June 14, 2017 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on June 16, 2017 (File No. 001-35883))

4.4	Letter Agreement, dated as of May 3, 2019, by and between SeaWorld Entertainment, Inc. and Lord Central Opportunity V Limited (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on May 6, 2019 (File No. 001-35883))

4.5	Registration Rights Agreement, dated as of March 24, 2017, by and between SeaWorld Entertainment, Inc. and Sun Wise (UK) Co., Ltd., which the selling stockholders became a party to on May 3, 2019 (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on March 24, 2017 (File No. 001-35883))

5.1*	Opinion of Simpson Thacher & Bartlett LLP

23.1*	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5.1)

23.2*	Consent of Deloitte & Touche LLP

24.1*	Power of Attorney (included in the signature page to this Registration Statement)

†	To be filed, if necessary, by amendment or as an exhibit to a Current Report on Form 8-K which will be incorporated by reference.
*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, Florida, on May 17, 2019.

SeaWorld Entertainment, Inc.

By:	/s/ Gustavo (Gus) Antorcha
Name:	Gustavo (Gus) Antorcha
Title:	Chief Executive Officer, Director

POWER OF ATTORNEY

Know all men by these presents, that each person whose signature appears below hereby constitutes and appoints G. Anthony (Tony) Taylor, Marc G. Swanson and Elizabeth C. Gulacsy, and each of them, any of whom may act without joinder of the other, the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462 under the Securities Act, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, the registration statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gustavo (Gus) Antorcha Gustavo (Gus) Antorcha	Chief Executive Officer and Director (Principal Executive Officer)	May 17, 2019

/s/ Marc G. Swanson Marc G. Swanson	Chief Financial Officer (Principal Financial Officer)	May 17, 2019

/s/ Elizabeth C. Gulacsy Elizabeth C. Gulacsy	Chief Accounting Officer (Principal Accounting Officer)	May 17, 2019

/s/ Ronald Bension Ronald Bension	Director	May 17, 2019

/s/ William Gray William Gray	Director	May 17, 2019

/s/ Yoshikazu Maruyama Yoshikazu Maruyama	Director	May 17, 2019

/s/ Thomas E. Moloney Thomas E. Moloney	Director	May 17, 2019

Signature	Title	Date

/s/ Donald C. Robinson Donald C. Robinson	Director	May 17, 2019

/s/ Scott I. Ross Scott I. Ross	Director	May 17, 2019

/s/ Deborah M. Thomas Deborah M. Thomas	Director	May 17, 2019